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                                      8-K
                           U.S. Foodservice Form 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): December 18, 1998

                               U.S. Foodservice
              (Exact Name of Registrant as Specified in Charter)
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

        Delaware                       0-24954                  52-1634568
        --------                       -------                  ----------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
       of Incorporation)                                   Identification No.)

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                           9755 Patuxent Woods Drive
                           Columbia, Maryland 21046
                           ------------------------
              (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: (410) 312-7100

         (Former name or former address, if changed since last report)


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    ITEM 5. OTHER EVENTS The registrant hereby presents 37 days of post-merger financial results following the registrant's acquisition of J.H. Hasr & Sons, Inc. The acquisition is being accounted for under the pooling of interests method. For the period October 23, 1998 to November 28, 1998, the Registrant reported net sales of $615.3 million and net income of $7.4 million. Earnings per share data have not been provided since such amounts are calculated on a quarterly and annual weighted average basis.


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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        U.S. Foodservice

                                        /s/ Lewis Hay, III
                                        -----------------------
                                        Lewis Hay, III,
                                        Executive Vice President and
                                        Chief Financial Officer

Date: December 18, 1998


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